UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0351454
State or other jurisdiction of	(I.R.S. Employer
Incorporation	Identification No.)

2175 Point Boulevard
Suite 375
Elgin, IL 60123
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (847) 836-5670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 2, 2013, Heritage-Crystal Clean, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”).  The proposal to ratify the appointment of Grant Thornton LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter. The results of the voting for each of these proposals were as follows:

1. Election of Directors.

Election of Class II Directors	For	Withheld	Broker Non-Votes
Charles E. Schalliol	15,992,032	9,197	1,349,714
Brian Recatto	15,992,038	9,191	1,349,714

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2016 or until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2013.

For	17,348,943
Against	1,700
Abstain	300

Shareholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year ending December 28, 2013.

3. Approval on an advisory basis of the named executive officer compensation for fiscal 2012.

For	15,992,949
Against	2,351
Broker Non-votes	1,349,715
Abstain	5,928

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: May 8, 2013	By: /s/ Mark DeVita Title: Chief Financial Officer